UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Treasurer

On June 27, 2024, the Board of Directors (the “Board”) of Y-mAbs Therapeutics, Inc. (the “Company”) appointed Peter Pfreundschuh to serve as the Company’s Chief Financial Officer and Treasurer, effective June 28, 2024 (the “Effective Date”). Mr. Pfrendschuh succeeded Bo Kruse, who is expected to remain available to the Company for a period of time following the conclusion of his employment on July 31, 2024, during which time Mr. Kruse will assist in the transition of his responsibilities and duties.

Mr. Pfreundschuh, age 55, most recently served as Chief Financial Officer and Senior Financial Advisor of Voyager Therapeutics, Inc., a publicly-traded biotechnology company, from September 2022 until June 2024. Prior to joining Voyager Therapeutics, he served as Chief Financial Officer and Head of Business Development of Frequency Therapeutics, Inc., a publicly-traded biotechnology company, from December 2020 to April 2022. Prior to joining Frequency, Mr. Pfreundschuh served as Chief Financial Officer, Chief Compliance Officer and Corporate Secretary for UroGen Pharma Ltd., a publicly-traded, commercial-stage biopharmaceutical company, from August 2018 to October 2020. Prior to UroGen, Mr. Pfreundschuh was the Chief Financial Officer of Sucampo Pharmaceuticals Inc., a publicly-traded, commercial-stage biopharmaceutical company, from March 2017 to February 2018, prior to the sale of Sucampo to Mallinckrodt plc; was Executive Vice President and Chief Financial Officer of Immunomedics Inc., a publicly-traded biotechnology company, which was later acquired by Gilead Sciences, Inc., from September 2013 to September 2016; and was Chief Financial Officer of CircuLite Inc., a privately-held medical device company, which was later acquired by HeartWare International, Inc. Mr. Pfreundschuh also previously held senior roles across finance, commercial operations and business development at AstraZeneca PLC and Johnson & Johnson. He began his career as an auditor at Ernst & Young, LLP. Mr. Pfreundschuh is a certified public accountant in the state of New Jersey, received his B.S. in accounting from Rutgers University, and holds an M.B.A. from Rider University.

Agreements with Chief Financial Officer and Treasurer

In connection with his appointment as Chief Financial Officer and Treasurer, Mr. Pfreundschuh entered into an employment agreement with the Company on June 28, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Pfreundschuh will serve as the Company’s Chief Financial Officer and perform those duties and responsibilities as are customary for a Chief Financial Officer. In addition, Mr. Pfreundschuh will:

●	receive an initial annual base salary of $500,000, which base salary will be subject to review and adjustment by the Company in its sole discretion from time to time;
●	be eligible to receive the Initial Option (as defined below);
●	be eligible to receive the Initial RSU Award (as defined below); and
●	be eligible to receive an annual cash bonus of up to 45% of his base salary (which cash bonus for 2024 will be prorated based on days worked within the year), subject to review and adjustment by the Company from time to time, the payment and actual amount of which will be determined by the Company in its sole discretion based upon his and the Company’s achievement of objectives and milestones to be determined on an annual basis.

Pursuant to the Employment Agreement, Mr. Pfreundschuh may be eligible for future grants of equity awards, subject to approval by the Board or the Compensation Committee of the Board, and is entitled to participate in and is eligible to receive all Company employee benefits, including paid time off, offered to senior executives of the Company, including medical, vision, dental, life insurance and participation in a Section 401(k) retirement plan.

The Employment Agreement provides for the grant of an option to purchase 170,000 shares of the Company’s common stock (the “Initial Option”) and 46,000 restricted stock units (the “Initial RSU Award”). The Initial Option and the Initial RSU Award are to be granted as soon as practicable following the Effective Date pursuant to the Y-mAbs Therapeutics, Inc. 2018 Equity Incentive Plan (the “Plan”) and the form of option award agreement and restricted stock unit award agreement, as applicable, previously adopted and disclosed by the Company. The Initial Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, an expiration date of no more than 10 years following the date of grant and will vest in accordance with the following schedule: 25% of the total shares subject to the Initial Option will vest on the one year anniversary of the Effective Date and 1/48th of the total shares subject to the Initial Option will vest each month thereafter on the same day of the month as the Effective Date (or if there is no corresponding day, on the last day of the month), in each case subject to Mr. Pfreundschuh’s continuous service through such date. The Initial RSU Award will vest in three equal annual increments on the first, second, and third anniversary of the grant date, in each case subject to Mr. Pfreundschuh’s continuous service through such date.

Mr. Pfreundschuh’s employment is “at will.” Either the Company or Mr. Pfreundschuh may terminate his employment at any time with or without cause or advance notice, subject to the terms and conditions of the Employment Agreement. In the event the Company terminates his employment without “Cause” (as defined below) or Mr. Pfreundschuh terminates his employment with the Company for “Good Reason” (as defined below), then, conditioned upon his execution and non-revocation of a separation agreement and release of claims in a form satisfactory to the Company, Mr. Pfreundschuh will be eligible to receive the following severance benefits:

●	an amount equal to his then current base salary for twelve months, paid pursuant to an installment schedule set forth in the Employment Agreement;
●	the unpaid amount of any annual bonus awarded to him prior to such termination; and
●	provided Mr. Pfreundschuh timely elects continued coverage under COBRA, payment by the Company of the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date (the “COBRA Premiums”) beginning on the date of his separation from service and ending on the earliest to occur of (a) twelve months following the date of his separation from service, (b) the date he becomes eligible for group health insurance coverage through a new employer or (c) the date he ceases to be eligible for COBRA coverage for any reason.

In the event there is a Change in Control (as defined in the Employment Agreement) and the successor corporation (or a parent or subsidiary of the successor corporation) (1) does not offer Mr. Pfreundschuh employment on terms comparable to his then existing terms of employment or at the level at which he currently has with the Company and in connection therewith, Mr. Pfreundschuh terminates employment or (2) Mr. Pfreundschuh’s employment is terminated by such successor corporation without “Cause” or by him for “Good Reason,” within one-year after the Change in Control, then Mr. Pfreundschuh will be entitled to receive the following change in control severance benefits:

●	payment of his accrued but unpaid base salary through the date of termination, at the rate in effect at the time of termination, and accrued but unused vacation and reimbursement of any unreimbursed business expenses incurred prior to the date of termination;
●	continued payment of his then current base salary (without regard to any reduction in base salary that served as the basis for a resignation for Good Reason) for twelve months following the date of termination in accordance with the Company’s ordinary payroll practice;
●	provided Mr. Pfreundschuh timely elects continued coverage under COBRA, payment by the Company of COBRA Premiums beginning on the date of his separation from service for a period of twelve months following the date of his separation from service or until he obtains new employment, whichever comes first;
●	a bonus equivalent to 100% of his annual bonus target for the year in which such termination occurs, payable in lump sum; and
●	full acceleration of (a) the vesting of any service or time-based vesting conditions of his then outstanding equity awards and (b) the vesting of any performance conditions of his then outstanding equity awards at 100% of the target level of achievement, in each case as of later of the date of Mr. Pfreundschuh’s termination or the effectiveness of the change in control.

Pursuant to the Employment Agreement, the Company has the right to terminate Mr. Pfreundshcuh’s employment at any time for “Cause,” his employment with the Company may be terminated due to his death or disability or he may resign at any time without “Good Reason.” Any such termination or resignation is a non-qualifying termination. If

Mr. Pfreundschuh becomes subject to a non-qualifying termination, he will cease vesting in any then outstanding equity awards, all payments of compensation by the Company to him will terminate immediately (except as to amounts already earned), and he will not be entitled to receive the severance benefits, change in control severance benefits or any other severance compensation or benefits.

For purposes of the Employment Agreement, the term “Cause” means (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud against the Company; (c) the material breach of Mr. Pfreundschuh’s duties to the Company of a nature or severity that the Company determines in its sole but reasonable discretion warrants immediate termination; (d) persistent unsatisfactory performance of job duties after written notice from the Company and at least thirty (30) days opportunity to cure (if deemed curable in the sole but reasonable discretion of the Company); (e) intentional damage to any property of the Company of a material nature; (f) misconduct, or other violation of Company policy that causes substantial or lasting harm; (g) material breach of any written agreement with the Company that continues uncured for thirty (30) days; and (h) conduct by Mr. Pfreundschuh which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve.

For purposes of the Employment Agreement, the term “Good Reason” means any of the following actions taken by the Company without Mr. Pfreundschuh’s consent: (a) a material reduction in Mr. Pfreundschuh’s base salary which the parties have not mutually agree is a reduction of more than 10% of Mr. Pfreundshuh’s base salary or (b) a material reduction in Mr. Pfreundschuh’s duties (including responsibilities and/or authorities), provided, however, that a change in job position shall not be deemed a “material reduction” in and of itself unless Mr. Pfreundschuh’s new title or duties are materially reduced from the prior title or duties; and provided further that a change in title or duties due to the Company becoming a division, subsidiary or other similar part of a larger organization shall not be deemed a “material reduction” in and of itself unless such new title or duties are materially reduced from the prior title or duties; or (c) relocation of Mr. Pfreundschuh’s principal place of employment to a place that increases Mr. Pfreundschuh’s one-way commute by more than fifty (50) miles as compared to Mr. Pfreundschuh’s then-current principal place of employment immediately prior to such relocation. Each of the foregoing events is subject to specified notice and cure periods.

The Employment Agreement further provides that the Company will reimburse Mr. Pfreundschuh for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified from time to time.

In addition to the Employment Agreement, on June 28, 2024, Mr. Pfreundschuh entered into the Company’s standard form Invention and Confidential Information Agreement (the “Confidentiality Agreement”) with the Company which contains restrictive covenants, including covenants related to non-competition and non-solicitation of the Company’s employees, consultants, contractors, customers or suppliers, at all times during employment and, in the case of the non-solicitation covenant, for one year after any termination of employment, and prohibits unauthorized use or disclosure of the Company’s confidential information and trade secrets, among other obligations.

On the Effective Date, the Company and Mr. Pfreundschuh also entered into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2018. The indemnification agreement, among other things, requires the Company to indemnify Mr. Pfreundschuh for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an officer or director of the Company or any other entity or enterprise to which he provides services at the Company’s request.

The foregoing summary descriptions of the terms of the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release with respect to the management transition described in Item 5.02 of this Current Report on Form 8-K (“Form 8-K”). A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, entered into on June 28, 2024, between Peter Pfreundschuh and the Company
99.1	Press Release dated July 1, 2024
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: July 1, 2024	By:	/s/ Michael Rossi
Michael Rossi
President and Chief Executive Officer